Exhibit 99.2

Planet 13 Exercises and Closes Option to Buy Remaining 51% in Illinois Dispensary

Las Vegas, Nevada – February 7, 2023 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQB: PLNHF) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, announced today that Planet 13 has exercised and closed its option to purchase the remaining 51% in Planet 13 Illinois, LLC (“Planet 13 Illinois”) from Frank Cowan for US$866,250 in cash and 1,063,377 common shares of Planet 13 (the “Planet 13 Shares”) pursuant to an option purchase agreement entered into on August 4, 2022. Please see the Company’s press release dated August 5, 2022, for further details.

Planet 13 Illinois holds a dispensary license for the Planet 13 dispensary located in Waukegan, Illinois. The dispensary is in a prominent shopping center with multiple stores, restaurants, hotels, and a recently announced casino project. It is off the Interstate 94 highway between Milwaukee and Chicago, close to the Wisconsin border.

“We’re thrilled to exercise this option for the remaining 51% of our Planet 13 Illinois dispensary at a price that we view as very accretive,” said Bob Groesbeck, Co-CEO of Planet 13. “This transaction is a good example of our philosophy at Planet 13. One, location is everything. We couldn’t have a better spot than our dispensary next to an approved casino project and off the major interstate between Milwaukee and Chicago. Two, a disciplined and patient approach to finding attractively priced opportunities and cash management. And three, creating one-of-a-kind retail destinations designed to thrill our customers.”

Construction at the dispensary is underway with an opening date anticipated later this year. Planet 13 has received all local and state approvals, excluding final approval upon completion of construction.

As at the August 4, 2022 option agreement date and February 7, 2023 option exercise date, the Planet 13 Shares were valued at US$2,000,000 and $950,021, respectively, based on 5-day volume-weighted average prices. The Planet 13 Shares will be subject to a four-month and one day hold period under Canadian securities laws and a minimum of six months following the date of issuance for resales under Rule 144 promulgated under the U.S. Securities Act of 1933 (assuming all other requirements of Rule 144 are satisfied at such time), and following such six month period will be subject to a lock-up whereby 1/12 of the Planet 13 Shares will be released each month thereafter in accordance with a lock up agreement with Frank Cowan.

For more information on Planet 13, visit the investor website.

About Planet 13

Planet 13 (www.planet13holdings.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations in Las Vegas and in Orange County, California. Planet 13 also holds a medical marijuana treatment center license in Florida and a dispensing license in the Chicago-region of Illinois. Planet 13's mission is to build a recognizable global brand known for world-class dispensary operations and a creator of innovative cannabis products. Planet 13's shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and on the OTCQX under the symbol PLNHF.

Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable Canadian and U.S. securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and are forward-looking statements. In this news release, forward looking-statements relate to the Illinois location and opening timeline.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: final regulatory and other approvals or consents needed to close and operate our business; risks associated with COVID-19 and other infectious diseases presenting as major health issues; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; the ability of the Company to integrate the Planet 13 Illinois business and realize any benefits from the acquisition; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company's issuer profile on SEDAR at www.sedar.com and in the Company's periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

The Company is indirectly involved in the manufacture, possession, use, sale and distribution of cannabis in the recreational and medicinal cannabis marketplace in the United States through licensed subsidiary entities in states that have legalized marijuana operations, however, these activities are currently illegal under United States federal law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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